Exhibit 10.1

AMENDMENT TO NOTE PURCHASE AGREEMENT

This AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is dated as of March 5, 2013 and entered into by and among Overland Storage, Inc., a California corporation (the “Company”), and the undersigned Holders, and is made with reference to that certain Note Purchase Agreement dated as of February 12, 2013 (the “NPA”), by and among the Company and the Purchasers party thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the NPA.

RECITALS

WHEREAS, the Company and Required Holders desire to amend the NPA as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE NPA

The second sentence of Section 2.2(iii) of the NPA is hereby deleted in its entirety and replaced with the following:

“The number of shares of Common Stock issued pursuant to this Section 2.2(iii) to any Holder shall be determined by dividing the amount of interest due to such Holder by the Company Average Closing Price with such interest payment due date as the Valuation Date (rounded down to the nearest whole share); provided that the Company may not pay interest in stock at a price per share lower than $0.98 (as adjusted from time to time for stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations and the like) and in the event of a share price lower than $0.98 the Company shall have the option to pay interest in a combination of stock and cash so long as the number of shares that the Company may issue shall not exceed the quotient obtained by dividing the interest payable at such time by $0.98, and the difference between the amount of such interest paid in shares and the Company Average Closing Price of the stock so issued shall be payable in cash.”

Section 2. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Required Holders to enter into this Amendment and to amend the NPA in the manner provided herein, the Company represents and warrants to Required Holders that the following statements are true, correct and complete:

A. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the NPA as amended by this Amendment (the “Amended Agreement”).

[Amendment to Note Purchase Agreement]

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company.

C. No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company, the Articles of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, or (ii) require any approval of stockholders, except for such approvals or consents which have been obtained on or before the date hereof.

D. Governmental Consents. The execution and delivery by the Company of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for such approvals or consents which have been obtained on or before the date hereof.

E. Binding Obligation. This Amendment has been duly executed and delivered by the Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.

Section 3. MISCELLANEOUS

A. Reference to and Effect on the NPA and the Other Transaction Documents.

(i) On and after the date hereof, each reference in the NPA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the NPA, and each reference in the other Transaction Documents to the “Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the NPA shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the NPA and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Holder under, the NPA or any of the other Transaction Documents.

[Amendment to Note Purchase Agreement]

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Company and the Holders.

[Remainder of page intentionally left blank]

[Amendment to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Name:	Eric L. Kelly
Title:	President and Chief Executive Officer

[Amendment to Note Purchase Agreement]

HOLDERS:

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	Cyrus Capital Partners, L.P., its investment manager

By:	/s/ David A. Milich
Name:	David A. Milich
Title:	Authorized Signatory

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

By:	Cyrus Capital Partners, L.P., its investment manager

By:	/s/ David A. Milich
Name:	David A. Milich
Title:	Authorized Signatory

CRS MASTER FUND, L.P.

By:	Cyrus Capital Partners, L.P., its investment manager

By:	/s/ David A. Milich
Name:	David A. Milich
Title:	Authorized Signatory

CRESCENT 1, L.P.

By:	Cyrus Capital Partners, L.P., its investment manager

By:	/s/ David A. Milich
Name:	David A. Milich
Title:	Authorized Signatory

[Amendment to Note Purchase Agreement]

Clinton Group, Inc., as the investment manager for:

CLINTON MAGNOLIA MASTER FUND, LTD.

By:	/s/ Joseph A. De Perio
Name:	Joseph A. De Perio
Title:	Senior Portfolio Manager

[Amendment to Note Purchase Agreement]

BRIGHTWOOD CAPITAL ADVISORS, LLC

By:	/s/ Sengal Selassie
Name:	Sengal Selassie
Title:	Authorized Representative

[Amendment to Note Purchase Agreement]